UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 20, 2014

Glu Mobile Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33368	91-2143667
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

500 Howard Street, Suite 300, San Francisco, California		94105
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(415) 800-6100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.01 Completion of Acquisition or Disposition of Assets.

On August 20, 2014, Glu Mobile Inc. ("Glu") completed its previously announced acquisition of Cie Games, Inc., a Delaware corporation ("Cie Games"), pursuant to an Agreement and Plan of Merger and Reorganization dated July 30, 2014 (the "Merger Agreement") by and among Glu, Cie Games, Cie Digital Labs, LLC, a California limited liability company and the former holder of a majority of the outstanding capital stock of Cie Games, Cardinals Acquisition Merger Corporation, a Delaware corporation and a wholly owned subsidiary of Glu ("Sub I"), Cardinals Acquisition Merger LLC, a Delaware limited liability company and a wholly owned subsidiary of Glu ("Sub II"), and Shareholder Representative Services, LLC, as Stockholders’ Agent (the "Stockholders’ Agent"). At the closing of the transaction (the "Closing"), Sub I merged with and into Cie Games (the "First Merger") with Cie Games continuing as the surviving entity of the First Merger and as a wholly-owned subsidiary of Glu, and, as part of the same overall transaction, the surviving entity of the First Merger merged with and into Sub II (the "Second Merger" and together with the First Merger, the "Mergers") with Sub II continuing as the surviving entity of the Second Merger and as a wholly owned subsidiary of Glu. Cie Games, which is based in Long Beach, California, employs approximately 50 people and develops racing games for use on mobile devices and Facebook.

In connection with the Closing, Glu issued in exchange for all of the issued and outstanding shares of Cie Games an aggregate of (1) approximately $30 million in cash and (2) 9,982,886 shares of Glu’s common stock (the "Shares"). 2,139,190 of the Shares will be held back by Glu for 18 months to satisfy potential indemnification claims under the Merger Agreement. In addition, $280,000 of the cash consideration will be held back and released to the former stockholders of Cie Games to the extent Glu receives a tax refund relating to Cie Games’ operations from January 1, 2014 through the date of the Closing.

The Shares held back by Glu are subject to reduction in the event, and to the extent, that Cie Games’ closing balance sheet, as reflected in the audited financial statements that Glu is required to file within 71 calendar days after the date that this report must be filed, reflects (1) a cash balance of less than $2.5 million, (2) a cash plus accounts receivable balance of less than $6.0 million or (3) a net working capital balance of less than approximately $4.4 million. $250,000 of the cash consideration was held back to satisfy these potential working capital shortfalls, if any, prior to any such reduction in the Shares.

Glu issued the Shares in reliance upon the exemptions from registration afforded by Section 4(2) and Rule 506 promulgated under the Securities Act of 1933, as amended.

The above description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.01 to Glu’s Current Report on Form 8-K filed on July 30, 2014.

Item 3.02 Unregistered Sales of Equity Securities.

See the disclosure under Item 2.01 of this report.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Glu intends to amend this report to file the required financial statements reflecting the acquisition of Cie Games no later than 71 calendar days after the date that this report must be filed.

(b) Pro Forma Financial Information.

Glu intends to amend this report to file the required financial statements reflecting the acquisition of Cie Games no later than 71 calendar days after the date that this report must be filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Glu Mobile Inc.

August 22, 2014	By:	Scott J. Leichtner

Name: Scott J. Leichtner
Title: Vice President and General Counsel